SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 12, 2010

AcuNetx, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	0-27857	88-0249812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 W. 205th Street, Suite 205
Torrance, CA  90501
 (Address of principal executive offices)

The Company's telephone number, including area code:

(310) 328-0477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.    Changes in Registrant's Certifying Accountant

(a)   On July 12, 2010, Spector & Associates, LLP (“Spector”) resigned as the Company’s independent public accountants.

Spector’s audit report on the Company’s consolidated financial statements for the Company’s fiscal years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal-year period ended December 31, 2009 and for the subsequent interim period through June 30, 2010, there were no disagreements between the Company and Spector on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Spector would have caused Spector to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods.

During the Company’s fiscal years ended December 31, 2009 and December 31, 2008, and through June 30, 2010, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company furnished Spector with a copy of the above disclosure, and requested that Spector furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of Spector’s letter, dated July 12,  2010, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 8, 2010, Ronald A. Waldorf resigned from the Board of Directors of the Company.

Item 9.01   Financial Statements and Exhibits.
Exhibit 16.1	Letter from Spector & Associates, LLP to the Securities and Exchange Commission dated July 12, 2010.

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SIGNATURES

AcuNetx, Inc., a Nevada corporation

Date: July 12, 2010	By:	/s/ Robert S. Corrigan
Robert S. Corrigan, President

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